UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2017  (June 7, 2017)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2017, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into two secured credit facilities (the “Credit Agreements”) with Western Alliance Bank through its Bridge Bank division (“Bridge Bank”), with credit support provided by the Export-Import Bank of the United States through its working capital guarantee program.  Under the terms of the Credit Agreements, the Company may borrow up to $12.0 million on a revolving basis depending on, among other factors, the amount of the Company’s eligible inventory and accounts receivable. The Credit Agreements are for a two-year period ending June 2, 2019.

The Company maintained two Credit and Security Agreements, with Wells Fargo Bank, National Association (“Wells Fargo”), that provided the Company with a credit facility up to $20.0 million in the aggregate. Upon closing with Bridge Bank the Company’s existing credit facilities with Wells Fargo, were paid off in full.

Total borrowings, letter of credit obligations and the then aggregate committed amount of cash management services under the Credit Agreements may not exceed 85% of the sum of unrestricted cash and the amount of cash collateral held at Bridge Bank.  As a condition of the Credit Agreements, the Company has restricted $5.0 million of cash equivalents as additional security for the credit facility. Borrowings under the Credit Agreements will bear per annum interest at the prime rate plus 1.5 percent, subject to increase during the occurrence of an event of default. Obligations under the Credit Agreements are secured by all of the Company’s assets, including intellectual property and general intangibles.

The Credit Agreements include affirmative covenants as well as negative covenants that prohibit a variety of actions without Bridge Bank’s consent, including covenants that limit the Company’s ability to (a) incur or guarantee debt, (b) create liens, (c) enter into any merger, recapitalization or similar transaction or purchase all or substantially all of the assets or stock of another entity, or (d) sell, assign, transfer or otherwise dispose of the Company’s assets.

The financial covenants  of the domestic credit agreement with Bridge Bank (the “Domestic Facility”) requires the Company not to exceed specified levels of losses relative to its financial model and the outstanding line of credit advances may not exceed 85% of  the sum of unrestricted cash and the amount of cash collateral held at Bridge Bank. The Domestic Facility also defines an event of default to include a material adverse effect on the Company’s business. An event of default for this or any other reason, if not waived, could have a material adverse effect on the Company.

The description of the Credit Agreements does not purport to be complete and is qualified in its entirety by the reference to the full text of the Credit Agreements, a copy of which are filed herewith as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into Item 2.03

Item 8.01 Other Events.

On June 6, 2017, the Company issued a press release announcing the new Credit Agreements. A copy of the press release is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 10.1	Business Financing Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017.

Exhibit 10.2	Export-Import Bank of the United States Working Capital Guarantee Program—Borrower Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017

Exhibit 10.3	Intellectual Property Security Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017.

Exhibit 99.1	Press Release dated June 6, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: June 7, 2017	By:	/s/ Jayme L. Brooks
Jayme L. Brooks
Chief Financial Officer and Chief Accounting Officer

Exhibit Index

Exhibit	Description

Exhibit 10.1	Business Financing Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017 (Domestic Facility)
Exhibit 10.2	Export-Import Bank of the United States Working Capital Guarantee Program—Borrower Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017
Exhibit 10.3	Intellectual Property Security Agreement between Capstone Turbine Corporation and Western Alliance Bank, dated June 2, 2017.
Exhibit 99.1	Press Release dated June 6, 2017